EXHIBIT 4.1













                       ===================

                        TANDY CORPORATION

                               and

                        BANKBOSTON, N.A.,

                          Rights Agent


              Amended and Restated Rights Agreement

                    Dated as of July 26, 1999

                       ===================

                        TABLE OF CONTENTS



                                                               Page

  Section 1.  Certain Definitions..............................  2
  Section 2.  Appointment of Rights Agent......................  6
  Section 3.  Issuance of Rights Certificates..................  6
  Section 4.  Form of Rights Certificates......................  9
  Section 5.  Countersignature and Registration................ 10
  Section 6.  Transfer, Split Up, Combination and Exchange
              of Rights Certificates; Mutilated, Destroyed,
              Lost or Stolen Rights Certificates............... 10
  Section 7.  Exercise of Rights; Purchase Price; Expiration
              Date of Rights................................... 12
  Section 8.  Cancellation and Destruction of Rights
              Certificates..................................... 15
  Section 9.  Reservation and Availability of Preferred Shares. 15
  Section 10. Record Date...................................... 17
  Section 11. Adjustment of Purchase Price, Number and Kind
              of Shares or Number of Rights.................... 17
  Section 12. Certificate of Adjusted Purchase Price or
              Number of Shares................................. 28
  Section 13. Consolidation, Merger or Sale or Transfer of
              Assets or Earning Power.......................... 29
  Section 14. Fractional Rights and Fractional Shares.......... 32
  Section 15. Rights of Action................................. 34
  Section 16. Agreement of Rights Holders...................... 35
  Section 17. Rights Certificate Holder Not Deemed a
              Stockholder...................................... 36
  Section 18. Concerning the Rights Agent...................... 36
  Section 19. Merger or Consolidation or Change of Name of
              Rights Agent..................................... 37
  Section 20. Duties of Rights Agent........................... 38
  Section 21. Change of Rights Agent........................... 41
  Section 22. Issuance of New Rights Certificates.............. 42
  Section 23. Redemption and Termination....................... 43
  Section 24. Exchange......................................... 45
  Section 25. Notice of Certain Events......................... 47
  Section 26. Notices.......................................... 48
  Section 27. Supplements and Amendments....................... 49
  Section 28. Determination and Actions by the Board of
              Directors, etc................................... 50
  Section 29. Successors....................................... 51
  Section 30. Benefits of this Agreement....................... 51
  Section 31. Severability..................................... 51
  Section 32. Governing Law.................................... 51

  Section 33. Counterparts..................................... 51
  Section 34. Descriptive Headings............................. 51

  Exhibit A - Form of Amended Certificate of Designation of
              Series A Junior Participating Preferred Stock.... A-1

  Exhibit B - Form of Rights Certificate....................... B-1

  Exhibit C - Form of Summary of Rights........................ C-1

               DEFINED TERM CROSS REFERENCE SHEET



Acquiring Person.....................................Section 1(a)
Act................................................. Section 1(b)
Adjusted Number of Shares......................Section 11(a)(iii)
Adjusted Purchase Price........................Section 11(a)(iii)
Adjustment Fraction.................................Section 11(q)
Adjustment Shares...............................Section 11(a)(ii)
Affiliate............................................Section 1(c)
Associate............................................Section 1(c)
Beneficial Owner.....................................Section 1(d)
Beneficially Own.................................Section 1(d)(ii)
Business Day.........................................Section 1(e)
Capital Stock Equivalent.......................Section 11(a)(iii)
Close of Business....................................Section 1(f)
Common Shares........................................Section 1(g)
Company...................................................Preface
Current Per Share Market Price...................Section 11(d)(i)
Distribution Date....................................Section 3(a)
Equivalent Preferred Shares.........................Section 11(b)
Exchange Act.........................................Section 1(c)
Exchange Ratio......................................Section 24(a)
Final Expiration Date................................Section 7(a)
Interested Stockholder...............................Section 1(j)
Original Agreement........................................Preface
Permitted Offer......................................Section 1(k)
Person...............................................Section 1(l)
Preferred Shares.....................................Section 1(m)
Principal Party.....................................Section 13(b)
Proration Factor...............................Section 11(a)(iii)
Purchase Price.......................................Section 4(a)
Record Date...............................................Preface
Redemption Date......................................Section 7(a)
Redemption Price.................................Section 23(a)(i)
Right.....................................................Preface
Rights Agent..............................................Preface
Rights Agreement..........................................Preface
Rights Certificate...................................Section 3(a)
Section 11(a)(ii) Event..............................Section 1(o)
Section 13 Event.....................................Section 1(p)
Security.........................................Section 11(d)(i)
Shares Acquisition Date..............................Section 1(q)
Subsidiary...........................................Section 1(r)

Summary of Rights....................................Section 3(b)
Then Outstanding................................Section 1(d)(iii)
Trading Day......................................Section 11(d)(i)
Triggering Event.....................................Section 1(s)
Voting Securities...................................Section 13(a)

              AMENDED AND RESTATED RIGHTS AGREEMENT
              -------------------------------------


     This Amended and Restated Rights Agreement, dated as of July

26, 1999 (the "Rights Agreement"), between Tandy Corporation, a
               ----------------
Delaware corporation (the "Company"), and BankBoston, N.A., a
                           -------
national banking association (the "Rights Agent"), amends and
                                   ------------
restates the Amended and Restated Rights Agreement, dated as of

June 22, 1990 (the "First Amended and Restated Agreement"),
                    ------------------------------------
between the Company and the Rights Agent, which amended and

restated the Rights Agreement, dated as of August 15, 1986 (the

"Original Agreement"), between the Company and the Rights Agent.
 ------------------
WITNESSETH:
----------
     WHEREAS, on August 15, 1986, the Board of Directors of the

Company authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter
                   -----
defined) of the Company outstanding as of the close of business on August 29, 1986 (the "Record Date"), each Right representing
                         -----------
the right to purchase one ten-thousandth of a share of Series A

Junior Participating Preferred Stock, without par value, of the

Company having the rights and preferences set forth in the form of Certificate of Designations filed with the Secretary of the

State of Delaware on November 13, 1986 (as amended on June 25,

1990), upon the terms and subject to the conditions set forth in the Original Agreement, and further authorized the issuance of one Right with respect to each Common Share that became

outstanding after the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in Sections

3 and 7 of the Original Agreement);

     WHEREAS, on June 24, 1988, the Board of Directors of the

Company resolved to amend the Original Agreement and such

amendments became effective by agreement with the Rights Agent;

     WHEREAS, on June 22, 1990, the Board of Directors of the

Company resolved further to amend and to restate in its entirety the Original Agreement, and such amendments became effective by agreement with the Rights Agent;

     WHEREAS, on July 24, 1999, the Board of Directors of the

Company determined that it is advisable and in the best interests of the Company and its stockholders to amend and restate in its entirety the First Amended and Restated Agreement on the terms and conditions  set forth herein; and

     NOW THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this
                 -------------------
Agreement, the following terms have the meanings indicated:

     (a)  "Acquiring Person" shall mean any Person who or which,
           ----------------
together with all Affiliates and Associates of such Person,

without the prior approval of at least a majority of the members of the Board of Directors, shall be the Beneficial Owner of 15%

or more of the Common Shares then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares.  Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i)

the Company, (ii) any Subsidiary of the Company, (iii) any

employee benefit plan of the Company or of any Subsidiary of the

Company, or (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; and (B) no Person shall become an "Acquiring Person"

as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding,

increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such

Person, provided that if after such share acquisition by the

Company, such Person or an Affiliate or Associate of such Person becomes the Beneficial Owner of any additional Common Shares,

then such Person shall be deemed an Acquiring Person; and (C) no

Person shall become an Acquiring Person if (1) within five

Business Days after such Person would otherwise have become an

Acquiring Person (but for the operation of this clause (C)), such

Person notifies the Board of Directors that such Person did so inadvertently, and (2) within
two Business Days after such notification (or such greater period of time as may be determined by action of the Board of Directors,

but in no event greater than five Business Days), such Person divests itself of a sufficient number of Common Shares so that such Person is the Beneficial Owner of less than 15% of the

outstanding Common Shares.

     (b)  "Act" shall mean the Securities Act of 1933, as amended
           ---
and as in effect on the date of this Agreement.

     (c)  "Affiliate" and "Associate" shall have the respective
           ---------       ---------
meanings ascribed to such terms in Rule 12b-2 of the General

Rules and Regulations under the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), as in effect on the date of this
                 ------------
Agreement.

     (d)  A Person shall be deemed the "Beneficial Owner" of and
                                        ----------------
shall be deemed to "beneficially own" any securities:

          (i)  which such Person or any of such Person's

Affiliates or Associates beneficially owns, directly or

indirectly;

          (ii) which such Person or any of such Person's

Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding,

or upon the exercise of conversion rights, exchange rights,

rights (other than the Rights), warrants or options, or

otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities

tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or

Associates until such tendered securities are accepted for

purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to

beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the

Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

or

          (iii)     which are beneficially owned, directly or

indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's

Affiliates or Associates) has any agreement, arrangement or

understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group

members with respect to a bona fide public offering of

securities) relating to the acquisition, holding, voting (except to the extent permitted by subparagraph (ii)(B) of this paragraph

(d)) or disposing of any securities of the Company.

     Notwithstanding anything in this definition of Beneficial

Ownership to the contrary, the phrase "then outstanding," when
                                       ----------------
used with reference to a Person's Beneficial Ownership of

securities of the Company, shall mean the number of such

securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (e)  "Business Day" shall mean any day other than a
           ------------
Saturday, Sunday, or Federal holiday; or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

     (f)  "Close of Business" on any given date shall mean 5:00
           -----------------
P.M., Boston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston time,

on the next succeeding Business Day.

     (g)  "Common Shares" when used with reference to the Company
           -------------
shall mean shares of Common Stock, par value $1.00 per share, of the Company or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision,

combination or consolidation.  "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (h)  "Distribution Date" shall have the meaning set forth in
           -----------------
Section 3 hereof.

     (i)  "Final Expiration Date" shall have the meaning set
           ---------------------
forth in Section 7 hereof.

     (j)  "Interested Stockholder" shall mean any Acquiring
           ----------------------
Person or any Affiliate or Associate of an Acquiring Person or

any other Person in which any such Acquiring Person, Affiliate or

Associate has an interest which represents in excess of 5% of the total combined economic or voting power of such Person, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

     (k)  "Permitted Offer" shall mean a tender or exchange offer
           ---------------
for all outstanding Common Shares at a price and on terms

determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the

Board of Directors to be adequate (taking into account all

factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the

Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the

Company and its stockholders (other than the Person or any

Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

     (l)  "Person" shall mean any individual, firm, partnership,
           ------
corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (m)  "Preferred Shares" shall mean shares of Series A Junior
           ----------------
Participating Preferred Stock, without par value, of the Company having the relative rights, preferences and limitations set forth in the Form of Amended Certificate of Designations, Preferences

and Rights attached to this Agreement as Exhibit A.
                                         ---------
     (n)  "Redemption Date" shall have the meaning set forth in
           ---------------
Section 7 hereof.

     (o)  "Section 11(a)(ii) Event" shall mean any event
           -----------------------
described in Section 11(a)(ii) hereof.

     (p)  "Section 13 Event" shall mean any event described in
           ----------------
clause (i), (ii) or (iii) of Section 13(a) hereof.

     (q)  "Shares Acquisition Date" shall mean the first date of
           -----------------------
public announcement (which, for purposes of this definition shall include, without limitation, a report filed pursuant to the

Exchange Act) by the Company or an Acquiring Person that an

Acquiring Person has become such; provided that if such Person is determined not to have become an Acquiring Person pursuant to

Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

     (r)  "Subsidiary" of any Person shall mean any corporation
           ----------
or other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

     (s)  "Triggering Event" shall mean any Section 11(a)(ii)
           ----------------
Event or any Section 13 Event.

     Section 2.  Appointment of Rights Agent.  The Company hereby
                 ---------------------------
appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof,

shall prior to the Distribution Date also be the holders of the

Common Shares) in accordance with the terms and conditions

hereof, and the Rights Agent hereby accepts such appointment.

The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.  In the event the

Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

     Section 3.  Issuance of Rights Certificates.
                 -------------------------------
     (a)  Until the earlier of (i) the Shares Acquisition Date or

(ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Company's Board of

Directors), after the date of the commencement by any Person

(other than the Company, any Subsidiary of the Company, any

employee benefit plan of the Company or of any Subsidiary of the

Company or any Person or entity organized, appointed or

established by the Company or of
any Subsidiary of the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the

intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized,

appointed or established by the Company or of any Subsidiary of the Company for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five

Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person

becoming an Acquiring Person (including, in the case of both

(i) and (ii), any such date which is after the date of this

Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution
                                               ------------
Date," (x) the Rights will be evidenced (subject to the
----
provisions of Section 3(b) hereof) by the certificates for Common

Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive

Rights Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a

transfer to the Company); provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution

Date, then no Distribution Date shall occur as a result of such tender offer.  As soon as practicable after the Distribution

Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent, by first-class, postage-prepaid mail, to each record holder of

Common Shares as of the Close of Business on the Distribution

Date, at the address of such holder shown on the records of the

Company, a Rights Certificate substantially in the form of

Exhibit B hereto (a "Rights Certificate"), evidencing one Right
---------            ------------------
for each Common Share so held.  As of and after the Distribution

Date, the Rights will be evidenced solely by such Rights

Certificates.

     (b)  As soon as practicable after the date of this

Agreement, the Company will send a copy of an amended Summary of

Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-
                   ---------       -----------------
class, postage-prepaid mail, to each record holder of Common

Shares as of the date of this Agreement, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the date of this

Agreement, until the Distribution Date, the Rights will be

evidenced by such certificates registered in the names of the holders thereof (together with a copy of the Summary of Rights).

Until the Distribution Date (or the earlier of the Redemption

Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the date of this

Agreement, with or without a copy of the Summary of Rights

attached thereto, shall also constitute the transfer of the

Rights associated with such Common Shares.

     (c)  Certificates for Common Shares which become outstanding

(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the date of this Agreement but prior to the earliest of the Distribution

Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:



          This certificate also evidences and entitles
          the holder hereof to certain Rights as set
          forth in an Amended and Restated Rights
          Agreement between Tandy Corporation and
          BankBoston, N.A. dated as of July 26, 1999
          (the "Rights Agreement"), as amended from
                ----------------
          time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Tandy Corporation.
          Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.
          Tandy Corporation will mail to the holder of this certificate a copy of the Rights
          Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights
          Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring
          Person or an Affiliate or Associate thereof
          (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing

legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be

evidenced by
such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any

Rights associated with such Common Shares shall be deemed

canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4.  Form of Rights Certificates.
                 ---------------------------
     (a)  The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof)

shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made

pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, on their face shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the price per one ten-thousandth of a

Preferred Share set forth therein (the "Purchase Price"), but the
                                        --------------
amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b)  Any Rights Certificate issued pursuant to Section 3(a)

or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any Rights

Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other

Rights Certificate referred to in this sentence, shall contain

(to the extent feasible) the following legend:


          The Rights represented by this Rights
          Certificate are or were beneficially owned by a Person who was or became an Acquiring

          Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain related persons. Accordingly, this Rights
          Certificate and the Rights represented hereby are null and void.
The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     Section 5.  Countersignature and Registration.  The Rights
                 ---------------------------------
Certificates shall be executed on behalf of the Company by its

Chairman of the Board, its Chief Executive Officer, President,

any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the

Secretary, or an Assistant Secretary, of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before

countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be

countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper

officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, records for registration and transfer of the

Rights Certificates issued hereunder.  Such records shall show the names and addresses of the respective holders of the Rights

Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date and certificate number of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of
                 -----------------------------------------------
Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
----------------------------------------------------------------
Certificates.  Subject to the provisions of Sections
------------
                             - 10 -

4(b), 7(e), 11 and 14 hereof, at any time after the Close of

Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final

Expiration Date, any Rights Certificate or Rights Certificates

may be transferred, split up, combined or exchanged for another

Rights Certificate or Rights Certificates, entitling the

registered holder to purchase a like number of one ten-

thousandths of a Preferred Share (or, following a Triggering

Event, other securities, as the case may be) as the Rights

Certificate or Rights Certificates surrendered then entitled such holder (or its transferor in the case of a transfer) to purchase.

Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be

transferred, split-up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the

principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the

transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such

Rights Certificate and shall have provided such additional

evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof as the

Company shall reasonably request.  Thereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e), 11 and

14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be,

as so requested.  The Company may require payment of a sum

sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss,

theft or destruction, of indemnity or security reasonably

satisfactory to them, and, at the Company's request,

reimbursement to the Company and the Rights Agent of all

reasonable expenses incidental thereto, and upon surrender to the

Rights Agent and cancellation of the Rights

Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration
                 ----------------------------------------------
Date of Rights.
--------------
     (a)  Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced

thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the

Rights Agent at the principal office or offices of the Rights

Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one ten-

thousandths of a Preferred Share (or other securities as the case may be) as which such surrendered Rights are exercised, at or prior to the earliest of (i) the Close of Business on July 26,

2009 (the "Final Expiration Date"), (ii) the time at which the
           ---------------------
Rights are redeemed as provided in Section 23 hereof (the

"Redemption Date"), (iii)  the time at which the Rights are
 ---------------
exchanged as provided in Section 24 hereof, or (iv) the

consummation of a transaction contemplated by Section 13(d)

hereof.

     (b)  The Purchase Price for each one ten-thousandth of a

Preferred Share pursuant to the exercise of a Right shall

initially be $250, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

     (c)  Upon receipt of a Rights Certificate representing

exercisable Rights, with the appropriate form of election to purchase and the certificate duly executed, accompanied by

payment of the Purchase Price for the Preferred Shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 6 and Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon, subject to Section 20(k), promptly (i) (A) requisition from any transfer agent of the

Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the

Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights

hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one ten-

thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the

depositary agent) and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate,

requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with

Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate,

registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such

Rights Certificate.

     In the event that the Company is obligated to issue other

securities (including Common Shares) of the Company pursuant to

Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for

distribution by the Rights Agent, if and when appropriate.

     In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Rights Certificate no longer

include the rights provided by Section 11(a)(ii) of the Rights

Agreement and if less than all the Rights represented by such

Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights

represented thereby which continue to include the rights provided by Section 11(a)(ii).

     (d)  In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the

registered holder of such Rights Certificate or to his duly

authorized assigns, subject to the provisions of Section 14

hereof, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

     (e)  Notwithstanding anything in this Agreement to the

contrary, from and after the first occurrence of a Section

11(a)(ii) Event, any Rights beneficially owned by (i) an

Acquiring Person or an Affiliate or Associate of an Acquiring

Person, (ii) a transferee of an Acquiring Person (or of any

Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an

Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring

Person becoming such and receives such Rights pursuant to either

(A) a transfer (whether or not for consideration) from the

Acquiring Person to holders of equity interest in such Acquiring

Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the

avoidance of this Section 7(e), shall become null and void

without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any

determinations with respect to an Acquiring Person or its

Affiliates, Associates or transferees hereunder.

     (f)  Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be

obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i)

completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights

Certificate surrendered for such
exercise and (ii) provided such additional evidence of the

identity of the Beneficial Owner (or former Beneficial Owner) or

Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights
                 --------------------------------------
Certificates.  All Rights Certificates surrendered for the
------------
purpose of exercise (other than a partial exercise), transfer,

split up, combination or exchange shall, if surrendered to the

Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or if surrendered to the

Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and

retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or

shall, at the written request of the Company, destroy such

canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Preferred
                 -----------------------------------------
Shares.  The Company covenants and agrees that at all times prior
------
to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued

Preferred Shares, or any authorized and issued Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding

Rights and, after the occurrence of a Section 11(a)(ii) Event,

shall to the extent reasonably practicable so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

     So long as the Preferred Shares (and, after the occurrence of a Section 11(a)(ii) Event, Common Shares or any other

securities) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such

exercise.

     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares

(or Common Shares and/or other securities, as the case may be)

delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or

securities.

     The Company further covenants and agrees that it will pay

when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares

(or Common Shares and/or other securities, as the case may be)

upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or

depositary receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate

evidencing Rights surrendered for exercise, or to issue or

deliver any certificates or depositary receipts for Preferred

Shares (or Common Shares and/or other securities as the case may

be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such

Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     The Company shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date, (or, if required by law, at such earlier time following the Distribution

Date as so required), a registration statement under the Act,

with respect to the securities purchasable upon exercise of the

Rights on an appropriate form, (ii) cause such registration

statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the

requirements of the Act and the rules and regulations thereunder)

until the date of the expiration of the rights provided by

Section 11(a)(ii).  The Company will also take such action as may be appropriate under the blue sky laws of the various states.

     Section 10.  Record Date.  Each person in whose name any
                  -----------
certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of

Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Rights

Certificate evidencing such Rights was duly surrendered and

payment of the Purchase Price (and any applicable transfer taxes)

was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common

Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such

certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other

securities, as the case may be) transfer books of the Company are open.

     Section 11.  Adjustment of Purchase Price, Number and Kind
                  ---------------------------------------------
of Shares or Number of Rights.  The Purchase Price, the number
-----------------------------
and kind of shares subject to purchase upon exercise of each

Right and the number of Rights outstanding are subject to

adjustment from time to time as provided in this Section 11.

     (a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the

Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding

Preferred Shares into a smaller number of Preferred Shares or (D)

issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the

Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision,

combination or reclassification, and the number and kind of

shares of capital stock issuable on such date, shall be

proportionately adjusted so that the holder of any Right

exercised after such time shall be entitled to receive the

aggregate number and kind of shares of capital stock which, if such Right had been
exercised immediately prior to such date and at a time when the

Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both Section

11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event any Person, alone or together with

its Affiliates and Associates, shall become an Acquiring Person,

then proper provision shall be made so that each holder of a

Right (except as provided below and in Section 7(e) hereof)

shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate

registration statement under the Act pursuant to Section 9

hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of Common Shares (or, in the discretion of the Board of Directors, one ten-thousandths of a

Preferred Share) as shall equal the result obtained by (x)

multiplying the then current Purchase Price by the then number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a

Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Company's Common

Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the
        -----------------
transaction that would otherwise give rise to the foregoing

adjustment is also subject to the provisions of Section 13

hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section

11(a)(ii);

          (iii)     In the event that there shall not be

sufficient treasury shares or authorized but unissued (and

unreserved) Common Shares to permit the exercise in full of the

Rights in accordance with the foregoing subparagraph (ii) and the

Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a Preferred Share),

notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common

Shares (up to the maximum number of Common Shares which may

permissibly be issued) and (y) a number of (or fractions of) one ten-thousandths of a Preferred Share or a number of, or fractions of other equity securities of the Company (or, in the discretion of the Board of Directors, debt) which the Board of Directors of the Company has determined to have the same aggregate current market value (determined pursuant to Sections 11(d)(i) and (ii)

hereof, to the extent applicable), as one Common Share (such number of, or fractions of, Preferred Shares, debt, or other equity securities or debt of the Company being referred to as a

"capital stock equivalent"), equal in the aggregate to the number
 ------------------------
of Adjustment Shares; provided, however, if sufficient Common

Shares and/or capital stock equivalents are unavailable, then the

Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional

Common Shares or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Company is

unable to cause sufficient Common Shares and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall
thereafter represent the right to receive the Adjusted Number of

Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined).  As used herein, the term

"Adjusted Number of Shares" shall be equal to that number of (or
 -------------------------
fractions of) Common Shares (and/or capital stock equivalents)

equal to the product of (x) the number of Adjustment Shares and

(y) a fraction, the numerator of which is the number of Common

Shares (and/or capital stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Common Shares available) (such fraction being referred to as the "Proration Factor").  The "Adjusted Purchase Price"
           ----------------          -----------------------
shall mean the product of the Purchase Price and the Proration

Factor.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common

Shares and capital stock equivalents upon exercise of the Rights among holders of Rights.

     (b)  In case the Company shall fix a record date for the

issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to

subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares

("equivalent preferred shares")) or securities convertible into
  ---------------------------
Preferred Shares or equivalent preferred shares at a price per

Preferred Share or equivalent preferred share (or having a

conversion price per share, if a security convertible into

Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as

determined pursuant to Section 11(d) hereof) on such record date,

the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

immediately prior to such record date by a fraction, the

numerator of which shall be the number of Preferred Shares

outstanding on such record date plus the number of Preferred

Shares which the aggregate offering price of the total number of

Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are

initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the

Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so

issued, the Purchase Price shall be adjusted to be the Purchase

Price which would then be in effect if such record date had not been fixed.

     (c)  In case the Company shall fix a record date for the

making of a distribution to all holders of the Preferred Shares

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets

(other than a regular quarterly cash dividend or a dividend

payable in Preferred Shares) or subscription rights or warrants

(excluding those referred to in Section 11(b) hereof), the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

immediately prior to such record date by a fraction, the

numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the

Preferred Shares on such record date, less the fair market value

(as determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights

Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred

Shares; provided, however, that in no event shall the

consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such

adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

Purchase Price that would then be in effect if such record date had not been fixed.

     (d)  (i)  For the purpose of any computation hereunder, the

"current per share market price" of any security (a "Security"
 ------------------------------                      --------
for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date;

provided, however, that in the event that the current per share market price of the Security is determined during a period

following the announcement by the issuer of such Security of (A)

a dividend or distribution on such Security payable in shares of such Security or securities convertible into such Security, or

(B) any subdivision, combination or reclassification of such

Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or

reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the

average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not

listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated

Quotations System ("Nasdaq") or such other exchange or market system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of

Directors of the Company.  If on any such date no such market maker is making a market in the Security, the fair value of the

Security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term

"Trading Day" shall mean a day on which the principal national
 -----------
securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the

Security is not listed or admitted to trading on any national securities exchange, a Business Day.  Subject to

Section 11(d)(ii) hereof, if any Security is not publicly held or so listed or traded, the "current per share market price" of such

Security shall mean the fair market value per share as determined in good faith by the Board, whose determination shall be

described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

          (ii) For the purpose of any computation hereunder, the

"current per share market price" of the Preferred Shares (or one ten-thousandth of a Preferred Share) shall be determined in the same manner as set forth in clause (i) of this Section 11(d).  If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common

Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by ten thousand.  If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the

Rights Agent and shall be binding on the Rights Agent.

     (e)  Anything herein to the contrary notwithstanding, no

adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1%

in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a

Preferred Share, or one hundred-thousandth of any other share or security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that requires such adjustment or (ii) the Final Expiration Date.

     (f)  If as a result of an adjustment made pursuant to

Section 11(a)(ii) or Section 13(a) hereof, the holder of any

Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred

Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares

contained in Section 11(a) through (c), inclusive, and the

provisions of Sections 7, 9, 10, 13 and 14 with respect to the

Preferred Shares shall apply on like terms to any such other shares.

     (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price,

the number of one ten-thousandths of a Preferred Share

purchasable from time to time hereunder upon exercise of the

Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the

Purchase Price as a result of the calculations made in

Sections 11(b) and 11(c) hereof, each Right outstanding

immediately prior to the making of such adjustment shall

thereafter evidence the right to purchase, at the adjusted

Purchase Price, that number of one ten-thousandths of a Preferred

Share (calculated to the nearest one ten-thousandth of a

Preferred Share) obtained by (i) multiplying (x) the number of

Preferred Shares covered by a Right immediately prior to this adjustment of the Purchase Price by (y) the Purchase Price in

effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase

Price.

     (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) to adjust the number of Rights, in lieu of any adjustment in the number of one ten-thousandths of a

Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of

Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for
which a Right was exercisable immediately prior to such

adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

(calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to

adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment,

and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase

Price is adjusted or any date thereafter, but, if the Rights

Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights

Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights

Certificates evidencing, subject to Section 14 hereof, the

additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company,

shall cause to be distributed to such holders of record in

substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner

provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date

specified in the public announcement.

     (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of one ten-thousandths of a

Preferred Share issuable upon the exercise of the Rights, the

Rights Certificates theretofor and thereafter issued may continue to express the Purchase Price per share and the number of one ten-

thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one ten-thousandths of a Preferred Share,

Common Shares or other securities issuable upon exercise of the

Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Company may validly and legally issue such number of fully paid and non-assessable one ten-thousandths of a Preferred Share,

Common Shares or other securities at such adjusted Purchase

Price.

     (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one ten-

thousandths of a Preferred Share, Common Shares, or other

securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a Preferred

Share, Common Shares, or other securities of the Company, if any,

issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the

Company shall deliver to such holder a due bill or other

appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be

advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred

Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares,

(iv) stock dividends or (v) issuance of rights, options or

warrants referred to in this Section 11, hereafter made by the

Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     (n)  The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a

transaction which does not violate Section 11(o) hereof), (ii)

merge with or into any other

Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or

earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or

immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights,

warrants or other instruments or securities outstanding or

agreements in effect or other actions taken, which would

materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute,

the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such

Person or any of its Affiliates and Associates.  The Company

shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a

supplemental agreement evidencing compliance with this Section

11(n).

     (o)  The Company covenants and agrees that, after the

Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p)  The exercise of Rights under Section 11(a)(ii) shall

only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

     (q)  Anything in this Agreement to the contrary

notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution

Date (i)
declare a dividend on the outstanding Common Shares payable in

Common Shares, (ii) subdivide the outstanding Common Shares,

(iii) combine or consolidate the outstanding Common Shares into a smaller number of shares or (iv) otherwise reclassify the

outstanding Common Shares, then in any such case, the number of

Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution

Date, shall be proportionately adjusted so that the number of

Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction (the "Adjustment Fraction") the
                                        -------------------
numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common

Shares outstanding immediately following the occurrence of such event.  In lieu of such adjustment in the number of Rights

associated with one Common Share, the Company may elect to adjust the number of one ten-thousandths of a Preferred Share

purchasable upon the exercise of one Right and the Purchase

Price.  If the Company makes such election, the number of Rights associated with one Common Share shall remain unchanged, and the number of one ten-thousandths of a Preferred Share purchasable upon exercise of one Right and the Purchase Price shall be

proportionately adjusted so that (i) the number of one ten-

thousandths of a Preferred Share purchasable upon exercise of a

Right following such adjustment shall equal the product of the number of one ten-thousandths of a Preferred Share purchasable upon exercise of a Right immediately prior to such adjustment multiplied by the Adjustment Fraction and (ii) the Purchase Price

following such adjustment shall equal the product of the Purchase

Price immediately prior to such adjustment multiplied by the

Adjustment Fraction.  The adjustment provided for in this

subsection shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or

consolidation is effected.

     Section 12.  Certificate of Adjusted Purchase Price or
                  -----------------------------------------
Number of Shares.  Whenever an adjustment is made as provided in
----------------
Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief

statement of the facts accounting
for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

     Section 13.  Consolidation, Merger or Sale or Transfer of
                  --------------------------------------------
Assets or Earning Power.  (a) In the event that, on or following
-----------------------
the Shares Acquisition Date, directly or indirectly, (x) the

Company shall consolidate with, or merge with and into, any

Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person,

(y) the Company shall consolidate with, or merge with, any

Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person,

and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the

Company outstanding immediately prior thereto continuing to

represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting

securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise

transfer (or one or more of its Subsidiaries shall sell or

otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries

(taken as a whole) to any Interested Stockholder or Person or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case

(except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each
holder of a Right (except as provided in Section 7(e) hereof),

shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of

Preferred Shares, such number of freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal, or other

adverse claims, as shall equal the result obtained by (A)

multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment

previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to

Section 11(d) hereof) on the date of consummation of such Section

13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this

Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such

Principal Party following the first occurrence of a Section 13

Event; and (iv) such Principal Party shall take such steps

(including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

     (b)  "Principal Party" shall mean
           ---------------
          (i)  in the case of any transaction described in clause

(x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the

Company if it is the surviving corporation ); and

          (ii) in the case of any transaction described in clause

(z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any of the foregoing cases, (1) if the

Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common

Shares of which are and have been so registered, "Principal

Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person,

the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such

Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned,

directly or indirectly, by a joint venture formed by two or more

Persons that are not owned, directly or indirectly, by the same

Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c)  The Company shall not consummate any such

consolidation, merger, sale or transfer unless the Principal

Party shall have a sufficient number of its authorized Common

Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this

Section 13 and unless prior thereto the Company and such

Principal Party shall have executed and delivered to the Right

Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further

providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph

(a) of this Section 13, the Principal Party at its own expense shall:

          (i)  prepare and file a registration statement under

the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (A)

become effective as soon as practicable after such filing and (B)

remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

          (ii) use its best efforts to qualify or register the

Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

          (iii)     deliver to holders of the Rights historical

financial statements for the Principal Party and each of its

Affiliates which comply in all material respects with the

requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii)

and shall survive any exercise thereof.

     (d)  Notwithstanding anything in this Agreement to the

contrary, the provisions of this Section 13 shall not be

applicable to a transaction described in clauses (x) and (y) of

Section 13(a) if: (i) such transaction is consummated with a

Person or Persons who acquired Common Shares pursuant to a

Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of

consideration paid pursuant to such Permitted Offer.  Upon

consummation of any such transaction contemplated by this Section

13(d), all Rights hereunder shall expire.

     Section 14.  Fractional Rights and Fractional Shares.
                  ---------------------------------------
     (a)  The Company shall not be required to issue fractions of

Rights or to distribute Rights Certificates which evidence

fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same

fraction of the current
market value of a whole Right.  For the purposes of this Section

14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been

otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange, or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to

securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the

Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted,

the average of the high bid and low asked prices in the over-the-

counter market, as reported by the Nasdaq or such other system then is use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a

market in the Rights selected by the Board of Directors of the

Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the

Company shall be used and shall be binding as the Rights Agent.

     (b)  The Company shall not be required to issue fractions of

Preferred Shares (other than fractions that are one ten-

thousandths or integral multiples of one ten-thousandths of a

Preferred Share) upon exercise of the Rights or to issue

certificates which evidence fractional Preferred Shares (other than fractions that are one ten-thousandths or integral multiples of one ten-thousandths of a Preferred Share).  Fractions of

Preferred Shares in integral multiples of one ten-thousandths of a Preferred Share may, at the election of the Company, be

evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it;

provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as

Beneficial Owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not one ten-thousandths or integral multiples of one ten-

thousandths of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.

For purposes of this Section 14(b), the current market value of a

Preferred Share shall be the closing price of a Preferred Share

(as determined pursuant to Section 11(d) hereof) for the Trading

Day immediately prior to the date of such exercise.

     (c)  Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to

receive Common Shares, capital stock equivalents (other than

Preferred Shares) or other securities upon the exercise of a

Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares,

capital stock equivalents or other securities.  In lieu of

fractional shares or units of such Common Shares, capital stock equivalents or other securities, the Company may pay to the

registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, capital stock equivalents or other

securities.  For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in

Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise, and if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one ten-thousandth of a Preferred Share.

     (d)  The holder of a Right by the acceptance of the Rights expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as

provided above).

     Section 15.  Rights of Action.  All rights of action in
                  ----------------
respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and,

prior to the Distribution Date, the registered holders of the

Common Shares); and any registered holder of any Rights

Certificate (or, prior to the Distribution Date, of the Common

Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution

Date, of the Common Shares), may in his own behalf and for his own benefit, enforce, and may institute and maintain any suit,

action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights

Certificate and in this Agreement.  Without limiting the

foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of the Rights would not have an adequate remedy at law for any breach of this

Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or

threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a
                  ---------------------------
Right, by accepting the same, consents and agrees with the

Company and the Rights Agent and with every other holder of a

Right that:

     (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of the Common

Shares;

     (b)  after the Distribution Date, the Rights Certificates

are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights

Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

     (c)  subject to Section 6 and Section 7(f) hereof, the

Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution

Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby

(notwithstanding any notations of ownership or writing on the

Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the

Rights Agent, subject to the last sentence of Section 7(e)

hereof, shall be affected by any notice to the contrary; and

     (d)  notwithstanding anything in this Agreement to the

contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a

Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any

preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a

governmental, regulatory or administrative agency or commission,

or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or

otherwise restraining performance of such obligation; provided,

however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17.  Rights Certificate Holder Not Deemed a
                  --------------------------------------
Stockholder.  No holder, as such, of any Rights Certificate shall
-----------
be entitled to vote, receive dividends or be deemed for any

purpose the holder of the Preferred Shares or any other

securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall

anything contained herein or in any Rights Certificate be

construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as

provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription

rights, or otherwise, until the Right or Rights evidenced by such

Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.  The Company
                  ---------------------------
agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless

against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the

Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

     The Rights Agent shall be protected and shall incur no

liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this

Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction,

consent, certificate, statement, or other paper or document

believed by it to be genuine and to be signed, executed and,

where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of
                  --------------------------------------------
Rights Agent.  Any corporation into which the Rights Agent or any
------------
successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights

Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this

Agreement.

     In case at any time the name of the Rights Agent shall be

changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned,

the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name:  and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent
                  ----------------------
undertakes only those duties and obligations imposed by this

Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a)  The Rights Agent may consult with legal counsel (who

may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b)  Whenever in the performance of its duties under this

Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the

identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the

Chairman of the Board, the Chief Executive Officer, the

President, any Vice President, the Treasurer, any Assistant

Treasurer or the Secretary or any Assistant Secretary of the

Company and delivered to the Rights Agent; and such certificate shall be full authorization to
the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c)  The Rights Agent shall be liable hereunder to the

Company and any other Person only for its own gross negligence,

bad faith or willful misconduct.

     (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this

Agreement or in the Rights Certificates (except its

countersignature on such Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights

Agent) or in respect of the validity or execution of any Rights

Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights

Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate described in Section 12 hereof); nor shall it by any act

hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common

Shares or other securities to be issued pursuant to this

Agreement or any Rights Certificate or as to whether any

Preferred Shares, Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and non-

assessable.

     (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the

Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.

     (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, the Chief

Executive Officer, the President, any Vice President, the

Secretary, any Assistant Secretary, or the Treasurer or any

Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer or for any delay in actions while waiting for those instructions.  Any application by the

Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on or after which such action shall be taken or omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five

Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking such action (or the effective date in the case of an

omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

     (h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become

pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights

Agent under this Agreement.  Nothing herein shall preclude the

Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i)  The Rights Agent may execute and exercise any of the

rights or powers hereby vested in it or perform any duty

hereunder either itself or by or through its attorneys or agents,

and the Rights Agent shall not be answerable or accountable for any act, omission, default,
neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission,

default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j)  No provision of this Agreement shall require the Rights

Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties

hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k)  If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to

purchase, as the case may be, has either not been completed or indicates an affirmative response to Clause 1 and/or 2 thereof,

the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21.  Change of Rights Agent.  The Rights Agent or
                  ----------------------
any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing

mailed to the Company and to each transfer agent of the Common

Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.

The Company may remove the Rights Agent or any successor Rights

Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each

transfer agent of the Common Shares and Preferred Shares by

registered or certified mail, and to the holders of the Rights

Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of

acting, the Company shall appoint a successor to the Rights

Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his

Rights Certificate for inspection by the Company), then the

registered holder of any Rights Certificate may apply to any court of
competent jurisdiction for the appointment of a new Rights Agent.

Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, so long as such corporation complies with the applicable rules and requirements of the New York Stock Exchange,

as such rules and requirements may be amended or modified from time to time, is authorized to exercise stock transfer or

corporate trust powers and is subject to supervision or

examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 (or such lower number as approved by the Board), or (b) an affiliate of a corporation described in clause (a) of this sentence.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights

Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the

Common Shares and Preferred Shares and mail a notice thereof in writing to the registered holders of the Rights Certificates.

Failure to give any notice provided for in this Section 21,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.
                  -----------------------------------
Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new

Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the

Rights Certificates made in accordance with the provisions of this Agreement.

     In addition, in connection with the issuance or sale of

Common Shares following the Distribution Date and prior to the earliest of the Redemption Date, the Final Expiration Date and

the consummation of a transaction contemplated by Section 13(d)

hereof, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise,

conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed

necessary or appropriate by the Board of Directors of the

Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale;

provided, however, that (i) the Company shall not be obligated to issue any such Rights Certificates if, and to the extent that,

the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.  Redemption and Termination.
                  --------------------------
     (a)  (i)  The Board of Directors of the Company may, at its

option, redeem all but not less than all the then outstanding

Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof

(such redemption price being hereinafter referred to as the

"Redemption Price"), at any time prior to the earlier of (x) the
 ----------------
occurrence of a Section 11(a)(ii) Event, or (y) the Final

Expiration Date.  The Company may, at its option, pay the

Redemption Price either in Common Shares (based on the "current per share market price," as defined in Section 11(d)(i) hereof,

of the Common Shares at the time of redemption) or cash; provided that if the Company elects to pay the Redemption Price in Common

Shares, the Company shall not be required to issue any fractional

Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

          (ii) Notwithstanding the provisions of Section

23(a)(i), the Board of Directors of the Company may, at its

option, at any time following a Shares Acquisition Date but prior to any Section 13 Event, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation, or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or (y) if and for so long as the Acquiring Person is not thereafter the

Beneficial Owner of 15% of the Common Shares, and at the time of redemption there are no other persons who are Acquiring Persons.

          (iii)     The Board of Directors of the Company may

only redeem the Rights if at least a majority of the members of the Board of Directors authorizes such redemption.

     (b)  In the case of a redemption permitted under Section

23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the

Board of Directors of the Company ordering the redemption of the

Rights, evidence of which shall have been filed with the Rights

Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the

Redemption Price for each Right so held.  In the case of a

redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business

Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after such date for

redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of
redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the

registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the

Company nor any of its Affiliates or Associates may redeem,

acquire or purchase for value any Rights at any time in any

manner other than that specifically set forth in this Section 23 except in connection with the purchase of Common Shares prior to the Distribution Date.

     (c)  The Company may, at its option, discharge all of its

obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the

Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights

Agent or, prior the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action,

all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.

     Section 24.    Exchange.  (a) Subject to Section 24(e), the
                    --------
Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the

provisions of Sections 7(e) and 11(a)(ii) hereof) for Common

Shares of the Company at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split,

stock dividend or similar transaction involving either the Common

Shares or the Preferred Shares occurring after the date hereof

(such exchange ratio being hereinafter referred to as the

"Exchange Ratio").  Notwithstanding the foregoing, the Board of

Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such

Subsidiary, any entity holding Common Shares for or pursuant to the terms
of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such

Person, becomes the Beneficial Owner of 50% or more of the Common

Shares then outstanding.

     (b)  Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to

Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such

Rights held by such holder multiplied by the Exchange Ratio.  The

Company shall promptly give public notice of any such exchange;

provided, however, that the failure to give, or any defect in,

such notice shall not affect the validity of such exchange.  The

Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights to be exchanged.

Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void

pursuant to the provisions of Sections 7(e) and 11(a)(ii) hereof)

held by each holder of Rights.

     (c)  In any exchange pursuant to this Section 24, the

Company, at its option, may substitute Preferred Shares (or

equivalent preferred shares, as such term is defined in Section

11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one ten-thousandth of a

Preferred Share (or equivalent preferred share) for each Common

Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms

thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

     (d)  The Board shall not authorize any exchange transaction referred to in Section 24(a) hereof unless at the time such

exchange is authorized there shall be sufficient Common Shares or

Preferred Shares issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 24.

     (e)  The Board of Directors may only exchange Rights

pursuant to Section 24(a) hereof if at least a majority of the members of the Board of Directors authorizes such exchange.

     Section 25.  Notice of Certain Events.
                  ------------------------
     (a)  In case the Company shall propose (i) to pay any

dividend payable in stock of any class to the holders of its

Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional

Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any

reclassification of its Preferred Shares (other than a

reclassification involving only the subdivision of outstanding

Preferred Shares), (iv) to effect any consolidation or merger into or with any Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its

Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (v) to effect the liquidation,

dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights

Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a

certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend,

or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer,

liquidation, dissolution, or winding up is to take place and the date of participation
therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty

(20) days prior to the record date for determining holders of the

Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of

participation therein by the holders of the Preferred Shares,

whichever shall be the earlier.

     (b)  In case of a Section 11(a)(ii) Event, then (i) the

Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph (a) to Preferred Shares shall be deemed thereafter to refer also to Common Shares and/or,

if appropriate, other securities of the Company.

     Section 26.  Notices.  Notices or demands authorized by this
                  -------
Agreement to be given or made by the Rights Agent or by the

holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by (i) first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Company), (ii) courier or messenger service,

whether overnight or same day, or (iii) telecopy or facsimile, as follows:



               Tandy Corporation

               100 Throckmorton Street

               Suite 1800

               Fort Worth, TX  76102

               Attention:  Corporate Secretary

               Facsimile:  817-415-3926

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the

Company or by the holder of any Rights Certificate to or on the

Rights Agent shall be sufficiently given or made if sent by (i)

first-class mail, postage
prepaid, addressed (until another address is filed in writing with the Company), (ii) courier or messenger service, whether overnight or same day, or (iii) telecopy or facsimile, as

follows:



               BankBoston, N.A.

               c/o EquiServe, Limited Partnership

               150 Royall Street

               Canton, MA  02021

               Attention:  Client Administration

               Facsimile: 781-575-2549

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Rights Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares shall be

sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.
                  --------------------------
     (a)  Prior to the Distribution Date, subject to

Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this

Agreement without the approval of any holders of Common Shares.

From and after the Distribution Date, subject to Section 27(b)

hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii)

to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,

(iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an

Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii)

of this sentence, (A) a time
period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting,

enhancing or clarifying the rights of, and/or the benefits to,

the holders of Rights (other than an Acquiring Person, or an

Affiliate or Associate of an Acquiring Person).  Upon the

delivery of a certificate from an appropriate officer of the

Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the

interests of the holders of Common Shares.

     (b)  The Company shall not supplement or amend any provision of this Agreement unless at least a majority of the members of the Board of Directors authorizes such supplement or amendment.

     Section 28.  Determination and Actions by the Board of
                  -----------------------------------------
Directors, etc.  The Board of Directors of the Company shall have
--------------
the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the

Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation,

the right and power to (i) interpret the provisions of this

Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including,

without limitation, a determination to redeem or not redeem the

Rights or to amend the Agreement and whether any proposed

amendment adversely affects the interests of the holders of

Rights Certificates).  For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common

Shares or any other securities of which any Person is the

Beneficial Owner, shall be made in accordance with the last

sentence of Rule 13d-3(d)(1)(i) of the General Rules and

Regulations under the Exchange Act as in effect on the date of this Agreement.  All such actions,
calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith,

shall (x) be final, conclusive and binding on the Company, the

Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

     Section 29.  Successors.  All the covenants and provisions
                  ----------
of this Agreement by or for the benefit of the Company or the

Rights Agent shall bind and inure to the benefit of their

respective successors and assigns hereunder.

     Section 30.  Benefits of this Agreement.  Nothing in this
                  --------------------------
Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered

holders of the Rights Certificates (and, prior to the

Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the

Rights Agent and the registered holders of the Rights

Certificates (and, prior to the Distribution Date, the Common

Shares).

     Section 31.  Severability.  If any term, provision, covenant
                  ------------
or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32.  Governing Law.  This Agreement, each Right and
                  -------------
each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 33.  Counterparts.  This Agreement may be executed
                  ------------
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such

counterparts shall together constitute but one and the same

instrument.

     Section 34.  Descriptive Headings.  Descriptive headings of
                  --------------------
the several Sections of this Agreement are inserted for

convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   TANDY CORPORATION


                                   By:  /s/Dwain H. Hughes
                                       ______________________
                                   Name: Dwain H. Hughes
                                   Title: Senior Vice President
                                          and Chief Financial
                                          Officer


                                   BANKBOSTON, N.A., as Rights
                                   Agent


                                   By:  /s/Joshua P. McGinn
                                       _______________________
                                   Name: Joshua P. McGinn
                                   Title: Senior Account Manager

                                                        Exhibit A


                   FORM OF AMENDED CERTIFICATE
             OF DESIGNATIONS, PREFERENCES AND RIGHTS
                OF SERIES A JUNIOR PARTICIPATING
                         PREFERRED STOCK

                               of

                        TANDY CORPORATION

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware

          Tandy Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY THAT:

     1.   No shares of the Corporation's Series A Junior
Participating Preferred Stock have been issued.

     2. That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on July 24, 1999, adopted the following resolution amending the Certificate of Designation, Preferences and Rights filed with the Secretary of State of the State of Delaware on November 13, 1986 (as amended on June 25,
1990) that sets forth the terms of a series of preferred stock ("Preferred Stock") designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Restated Certificate of Incorporation, the Certificate of Designations, Preferences and Rights originally filed with the Secretary of State of the State of Delaware on November 13, 1986 (and amended on June 25, 1990) that created a series of preferred stock designated as "Series A Junior Participating Preferred Stock" of the Corporation be, and it hereby is, further amended, and that the designation and amount of the Series A Junior Participating Preferred Stock and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1.     Designation, Par Value and Amount.
                         ---------------------------------
     There shall be a series of preferred stock of the
Corporation designated as the "Series A Junior Participating Preferred Stock," without par value (the "Series A Preferred Stock"),
                                          ------------------------
and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock, to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          Section 2.     Dividends and Distributions.
                         ---------------------------
          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the
                                ------------
Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the
             -------------------------------
first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $500 or (b) 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 26, 1999, (i) declare any dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine or consolidate the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $500 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.     Voting Rights.  The holders of shares of
                         -------------
Series A Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Preferred Stock, shall be in arrears in an amount equal to six
(6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all
 --------------
accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock, then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of the Series A Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, shall have the right to elect two (2) directors.

          (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph
(iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors, or if such right is exercised at an annual meeting, to elect two (2) directors. If the number of directors which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

          (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofor elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph

(C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock, as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series A Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)
(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses
(y) and (z) in the preceding sentence may be filled by a majority of the remaining directors, even though less than a quorum.

          (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

          Section 4.     Certain Restrictions.
                         --------------------
          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts as to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.     Reacquired Shares.  Any shares of Series
                         -----------------
A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other Certificate of Designations, Preferences and Rights creating a series of Preferred Stock or as otherwise required by law.

          Section 6.     Liquidation, Dissolution or Winding Up.
                         --------------------------------------
          (A) With respect to any liquidation, dissolution or winding up (voluntary or otherwise) of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment
      -------------------------------
of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by
      -----------------
dividing (i) the Series A Liquidation Preference by (ii) 10,000 (such number in clause (ii), the "Adjustment Number"). Following
                                  -----------------
the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after July 26, 1999, (i) declare any dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.

          Section 7.     Consolidation, Merger, etc.   In case
                         --------------------------
the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after July 26, 1999, (i) declare any dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          Section 8.     No Redemption.  The shares of Series A
                         -------------
Preferred Stock shall not be redeemable.

          Section 9.     Ranking.  The Series A Preferred Stock
                         -------
shall rank junior to all other series of the Corporation's Preferred Stock as to payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10.    Amendment.     The Restated Certificate
                         ---------
of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          Section 11.    Fractional Shares. Series A Preferred
                         -----------------
Stock may be issued in fractions of a share, which are one ten-thousandths or integral multiples of one ten-thousandths of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, I have executed and subscribed this Amended Certificate of Designations, Preferences and Rights, as of this 26th day of July, 1999.


                                     TANDY CORPORATION


                                     By:_______________________
                                     Name:
                                     Title:

                                                        EXHIBIT B

                  [Form of Rights Certificate]

Certificate No. R-                                         Rights

         NOT EXERCISABLE AFTER July 26, 2009, OR EARLIER
         IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN.
         THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE
         OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE
         TERMS SET FORTH IN THE AMENDED AND RESTATED
         RIGHTS AGREEMENT.  THE RIGHTS ARE SUBJECT TO
         EXCHANGE, AT THE OPTION OF THE COMPANY, AT ONE
         COMMON SHARE PER RIGHT ON THE TERMS SET FORTH IN
         THE AMENDED AND RESTATED RIGHTS AGREEMENT.  [THE
         RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE
         ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO
         WAS OR BECAME AN ACQUIRING PERSON OR AN
         ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON
         (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND
         RESTATED RIGHTS AGREEMENT).  ACCORDINGLY, THIS
         RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED
         HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN
         AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION
         7(e) OF THE AMENDED AND RESTATED RIGHTS
         AGREEMENT.]*

Rights Certificate

Tandy Corporation

         This certifies that  _________________________________,

or registered assigns, is the registered owner of the number of

Rights set forth above, each of which entitles the owner thereof,

subject to the terms, provisions and conditions of the Amended and Restated Rights

____________

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentences.

Agreement dated as of  July 26, 1999 (the "Rights Agreement")
                                           ----------------
between Tandy Corporation, a Delaware corporation (the

"Company"), and BankBoston, N.A. (the "Rights Agent"), to
 -------                               ------------
purchase from the Company at any time after the Distribution Date

(as such term is defined in the Rights Agreement) and prior to

5:00 P.M. (Boston, Massachusetts Time) on July 26, 2009 at the

principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent,

one ten-thousandth of a fully-paid, nonassessable share of Series

A Junior Participating Preferred Stock, without par value (the

"Preferred Shares"), of the Company, at a purchase price of $250
 ----------------
per one ten-thousandth of a Preferred Share (the "Purchase
                                                  --------
Price"), upon presentation and surrender of this Rights
-----
Certificate with the appropriate Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right

Certificate (and the number of one ten-thousandths of a Preferred

Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and

Purchase Price as of July 26, 1999, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as

such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by

(i) an Acquiring Person or an Affiliate or Associate of any such

Acquiring Person (as such terms are defined in the Rights

Agreement), (ii) a transferee of any such Acquiring Person,

Associate or Affiliate who becomes a transferee after the

Acquiring Person becomes such, or (iii) under certain

circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, the Rights of such persons shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section

11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price

and the number of one ten-thousandths of a Preferred Share or other securities which may be purchased upon the exercise of the

Rights evidenced by this Rights Certificate are subject to

modification and
adjustment upon the happening of certain events, including

Triggering Events (as such term is defined in the Rights

Agreement).

         This Rights Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by

reference and made a part hereof, and to which Rights Agreement reference is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities

hereunder of the Rights Agent, the Company and the holders of the

Right Certificates, which limitations of rights include the

temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

Copies of the Rights Agreement are on file at the principal

executive offices of the Company and the offices of the Rights

Agent.

         This Rights Certificate, with or without other Rights

Certificates, upon surrender at the principal or other office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other securities as the Rights evidenced by the Rights Certificate or Rights

Certificates surrendered shall have entitled such holder to

purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised or shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.  If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the

Rights Agreement.

         Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Certificate may be redeemed by the

Company at its option at a redemption price of $.01 per Right

(subject to adjustment as provided in the Rights Agreement)

payable in cash, or, at the

Company's option, shares of Common Stock.  Subject to the

provisions of the Rights Agreement, the Company, at its option,

may elect to issue a press release announcing the manner of

redemption and to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

         No fractional Preferred Shares will be issued upon the

exercise of any Right or Rights evidenced hereby (other than fractions which are one ten-thousandth or integral multiples of one ten-thousandth of a Preferred Share, which may, at the

election of the Company, be evidenced by depositary receipts),

but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be

entitled to vote or receive dividends or be deemed for any

purpose the holder of the Preferred Shares or of any other

securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights

Agreement or herein be construed to confer upon the holder

hereof, as such, any of the rights of a shareholder of the

Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof,

or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting

shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any

preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory

for any purpose until it shall have been countersigned by the

Rights Agent.

         WITNESS the facsimile signature of the proper officers

of the Company and its corporate seal.  Dated as of ___________,

__



ATTEST:                            TANDY CORPORATION




________________________              By:____________________
Name:                                   Name:
Title:                                  Title:




Countersigned:

BANKBOSTON, N.A.,
as Rights Agent


By: ______________________
  Name:
  Title:

            [Form of Reverse Side of Rights Certificate]


                         FORM OF ASSIGNMENT
                         ------------------

          (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED __________________________________________________

hereby sells, assigns and transfers unto_____________________________

_____________________________________________________________________
          (Please print name and address of transferee)

this Rights Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and appoint_____________________  Attorney, to transfer the within

Rights Certificate on the books of the within-named Company, with full power of substitution.




Dated:  ____________________ , __



                                   Signature

                                   ______________________________
Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         The undersigned hereby certifies by checking the

appropriate boxes that:

         (1)  the Rights evidenced by this Rights Certificate

[   ] are [   ] are not being sold, assigned and transferred by

or on behalf of a Person who is or was an Acquiring Person or an

Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2)  after due inquiry and to the best knowledge of the

undersigned, it [   ] did [   ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

Associate of an Acquiring Person.



Dated:  _______________ , ___      _____________________________
                                   Signature


                               NOTICE
                               ______

         The signature to the foregoing Assignment must

correspond to the name as written upon the face of this Rights

Certificate in every particular, without alteration or

enlargement or any change whatsoever.

                    FORM OF ELECTION TO PURCHASE
                    ----------------------------
              (To be executed by the registered holder if such holder desires to exercise Rights represented by the Rights Certificate.)

To Tandy Corporation:

         The undersigned hereby irrevocably elects to exercise

_______________  Rights represented by this Rights Certificate to purchase the Preferred Shares, Common Shares or other securities of the Company issuable upon the exercise of the Rights and

requests that certificates for such Preferred Shares, Common

Shares or other securities be issued in the name of:


_____________________________________________________________________
                   (Please print name and address)
_____________________________________________________________________

_____________________________________________________________________
     (Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights or this Rights Certificate indicating the balance remaining of such Rights shall be returned and shall be registered in the name of and delivered to:

_____________________________________________________________________
                   (Please print name and address)
_____________________________________________________________________

_____________________________________________________________________
      Please insert social security or other identifying number
    (complete only if Rights Certificate is to be registered in a name other than the undersigned)


Dated:_______________ ,___         ____________________________
                                   Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                             Certificate
                             -----------
         The undersigned hereby certifies by checking the

appropriate boxes that:

         (1)  the Rights evidenced by this Rights Certificate

[   ] are [   ] are not being exercised by or on behalf of a

Person who is or was an Acquiring Person or an Affiliate or

Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2)  this Rights Certificate [   ] is [   ] is not being

sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any

such Acquiring Person (as such terms are defined pursuant to the

Rights Agreement); and

         (3)  after due inquiry and to the best knowledge of the

undersigned, it [   ] did [   ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

Associate of an Acquiring Person.



Dated: _____________ ,___          ________________________
                                   Signature

                               NOTICE
                               ------
         The signature to the foregoing Election to Purchase must

correspond to the name as written upon the face of this Rights

Certificate in every particular, without alteration or

enlargement or any change whatsoever.



         In the event the certification set forth above in the

Form of Assignment or the Form of Election to Purchase, as the

case may be, is not completed, the Corporation and the Rights

Agent will deem the Beneficial Owner (as defined in the Rights

Agreement) of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such

Assignment or Election to Purchase will not be honored.

                                                       EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED STOCK


     On July 24, 1999, the Board of Directors of Tandy Corporation approved an Amended and Restated Rights Agreement with BankBoston, N.A., as Rights Agent. This agreement amends and restates the rights agreement between Tandy Corporation and The First National Bank of Boston (n/k/a BankBoston, N.A.), dated as of August 15, 1986, and amended on June 24, 1988 and June 22, 1990. The Amended and Restated Rights Agreement:

     *    extends the term of the rights for ten years;

     * increases the purchase price of the rights to today's equivalent of $250 per right;

     * removes the delayed amendment and delayed redemption provisions;

     * reduces the fraction of a share of preferred stock issuable upon exercise of each right from 1/1,000th to 1/10,000th;

     *    adds an exchange option for the rights;

     * adjusts the redemption price from $.05 per right to $.01 per right; and

     *    makes other modifications to the terms of the rights.

      This summary of the rights is not a full description of the rights agreement or the terms of the rights. For a more complete description, you should read the Amended and Restated Rights Agreement, dated as of July 26, 1999, between Tandy and BankBoston, N.A., as Rights Agent. We have filed a copy of the Amended and Restated Rights Agreement with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form 8-A. You may also request a copy of the Amended and Restated Rights Agreement free of charge from Tandy Corporation, 100 Throckmorton Street, Suite 1800, Fort Worth, Texas 76102,
Attention: Corporate Secretary or you may obtain a copy by accessing the Securities and Exchange Commission website at http://www.sec.gov.

     A.  Rights and Rights Certificates
         ------------------------------
         The rights are attached to and trade with your shares of Tandy common stock. Currently, there are no separate certificates representing the rights. If the rights become exercisable, we will distribute separate rights certificates. Until that time, as long as the rights remain outstanding, any transfer of shares of Tandy common stock will also constitute the transfer of the rights associated with those shares of common stock.

     The rights will become exerciseable upon the earlier to occur of:

     * the public announcement that a person or group of persons has acquired 15% or more of Tandy's outstanding common stock, except in connection with an offer approved by the Board of Directors; or

     * the close of business on the tenth business day, or a later date determined by the Board of Directors, after the commencement of, or announcement of an intention to commence, a tender or exchange offer that would result in a person or group of persons acquiring 15% or more of Tandy's outstanding common stock.


     B.  Expiration of Rights
         --------------------
         The rights will expire at 5:00 P.M., Texas time, on July
26, 2009, unless we redeem or exchange the rights before that date.


     C.  Flip-In Right
         -------------
         If any person or group of persons acquires 15% or more
of Tandy's outstanding common stock, each holder of a right, except the acquiring person, will have the right to receive the number of shares of common stock, one ten-thousandths of a share of preferred stock or other securities of Tandy with a value equal to two times the purchase price of the rights (the "flip-in
right").                                                  -------
-----
        For example, if the rights are triggered, each holder of a right may purchase shares of common stock or common stock equivalents worth $500 for $250, which is the purchase price of the rights.

        How to calculate at an assumed market price of $50:

        $250 (your purchase price) x $50 = 5 shares

        5 shares x 2 (flip-in right) = 10 shares

        10 shares x $50 = $500 (value of Tandy common stock that you would receive upon exercise of the flip-in right).

     D.  Offers Approved by Tandy's Board of Directors.
         ---------------------------------------------
         A person or group of persons who acquire 15% or more of Tandy's stock will not trigger the rights if a majority of the members of Tandy's Board of Directors has approved the offer and determined that it is in the best interests of Tandy and its shareholders.

     E.  Flip-Over Right
         ---------------
         If at any time after the flip-in rights are triggered and any of the situations listed below occur, then each holders of a right, except a person holding 15% or more of its common stock, or any of that person's affiliates or associates (an "interested stockholder"), may purchase,
                              ----------------------
upon the exercise of each right at the then-current purchase price, that number of shares of common stock of the acquiring or surviving company with a market value equal to two times the purchase price.

         Flip-over rights are triggered when:
         -----------------------------------

         * Tandy consolidates with or merges into an interested stockholder, or any other entity if all holders of Tandy's common stock are not treated alike in the transaction;

         * an interested stockholder, or any other entity if all holders of Tandy's common stock are not treated alike in the transaction, consolidates with or merges into Tandy; or

         * Tandy sells or otherwise transfers to an interested stockholder, or to any other entity if all holders of Tandy's common stock are not treated alike in the transaction, 50% or more of its assets or earning power.

     F.  Redemption of Rights
         --------------------
         We may redeem the rights at any time before the earlier of the date that the flip-in rights are triggered and the expiration of the rights. We may also redeem the rights under certain circumstances after the flip-in right has been triggered but before the expiration of any period during which the flip-in right may be exercised.

         The redemption price is $.01 per right. Upon the effective date of the redemption of the rights, the rights will terminate and rights holders will only be entitled to receive the redemption price. We may only redeem rights if a majority of the members of the Board of Directors authorizes the redemption.

     G.  Exchange of Rights
         ------------------
         After a person or group of persons acquires 15% of Tandy's outstanding common stock but before that person or group beneficially owns 50% or more of Tandy's common stock, we may, at our option, exchange the rights at an exchange ratio of one share of common stock per right, adjusted to reflect any stock split, stock dividend or similar transaction involving either the common stock or the preferred stock. Rights held by an acquiring person are not entitled to these exchange rights. We may only exchange rights if a majority of the members of the Board of Directors authorizes the exchange.


     H.  Adjustments
         -----------
         If, at any time before the rights are triggered, we split, subdivide, combine or consolidate our common stock, or declare a dividend on our common stock payable in common stock then, to prevent dilution of the rights, we will adjust either:

     * the number of rights associated with each share of common stock outstanding or

     * the fraction of a share of preferred stock issuable upon exercise of each right.

         In addition, the purchase price payable and/or the number of shares of preferred stock or other securities issuable upon exercise of the rights may be adjusted to prevent dilution upon:

     * stock splits, stock dividends, subdivisions, combinations or reclassifications of the preferred stock,

     * below market issuances of preferred stock or rights or warrants to subscribe for or convert into preferred stock, or

     * distributions to holders of the preferred stock of evidence of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in preferred stock) or of subscription rights or warrants, with some exceptions.


     I.  The Preferred Stock
         -------------------
         The preferred stock purchasable upon exercise of the rights is designated as "Series A Junior Participating Preferred Stock." The terms of the Series A Junior Participating Preferred Stock are contained in an Amended Certificate of Designations, Rights and Preferences filed with the Secretary of State of the State of Delaware.